UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

REGNUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-222083	82-0832447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, 10th New York, NY 10016
(Address of Principal Executive Offices)

(917) 647-1498

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On October 8, 2021, Regnum Corp (“Regnum”) issued a convertible promissory note in the principal amount of US$1,500,000 to its principal shareholder, Phoenixus AG (“Phoenixus”) to support clinical development and general expenses. The principal will bear interest at the rate of 3% per annum, payable on maturity or conversion. The note will mature 365 days following the date of issue, unless earlier repurchased or converted. Phoenixus has an option to convert the principal and interest into common shares of Regnum at US $0.40 per share, upon Regnum completing an equity financing of at least an additional US $5,000,000 in the aggregate.

The above description of the note is qualified in its entirety by reference to the form of such note attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
4.1	Form of Convertible Promissory Note.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regnum Corp.

Date: October 11, 2021	By:	/s/ Anne Kirby
Name: Anne Kirby
Title: CEO

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